Exhibit 99

Sypris Reports Second Quarter Results

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 18, 2015--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its second quarter ended July 5, 2015.

HIGHLIGHTS

For the Second Quarter:

  Revenue for the Company was $40.8 million, an increase of $3.7 million, or 10.1% sequentially from the first quarter of 2015.
  The Company was breakeven at the gross profit line for the second quarter of 2015, for a sequential improvement of $3.1 million from the first quarter of 2015.
  Revenue for the Industrial Group increased 14.0% sequentially to $32.0 million, while gross profit increased $4.7 million to $0.6 million, as compared to a loss of $4.1 million in the first quarter of 2015. EBITDA increased $7.2 million to breakeven for the quarter.
  Subsequent to quarter end, the Company:
    Sold its manufacturing facility in Morganton, North Carolina and amended the Meritor Note generating $15.7 million in cash proceeds, reducing senior debt outstanding to $2.9 million1. In addition, the Company retained over 50 pieces of axle shaft machining equipment, and certain operations, that will be transferred to other Sypris locations. The plant as a whole had reported a loss of $1.8 million during the quarter and $4.4 million during the first six months of 2015;
    Announced the extension of its agreement to purchase Reynolds Machine Co., Inc., subject to the satisfactory completion of due diligence, among other conditions; and
    Implemented plans to reduce its overhead across all operations, with an estimated annual savings in excess of $4.7 million per year.

The Company reported revenue of $40.8 million for the second quarter compared to $93.1 million for the prior year period, reflecting the cessation of our shipments to Dana Holding Corporation as of December 31, 2014. Additionally, the Company reported a net loss of $8.4 million, or $0.43 per share, as compared to income of $0.4 million, or $0.02 per diluted share, for the prior year comparable period.

For the six months ended July 5, 2015, the Company reported revenue of $77.8 million compared to $177.4 million for the first half of 2014. The Company reported a net loss for the six months ended July 5, 2015 of $21.4 million, or $1.09 per diluted share, as compared to net income of $2.0 million, or $0.10 per diluted share, for the prior year period comparable period.

“Sypris Technologies continued to adjust manpower and overhead expenses to reflect the cessation of shipments to Dana, while optimizing our ability to bring in potential new business,” said Jeffrey T. Gill, president and chief executive officer. “We believe that these adjustments and reduced SG&A spending will make a positive contribution to the Company’s overall financial performance during the second half of 2015.”

“We previously announced the sale on July 9, 2015 of certain assets used in our manufacturing facility in Morganton, North Carolina, to Meritor Heavy Vehicles Systems, LLC. The Morganton facility was impacted by the loss of the Dana business, leaving the majority of the facility dedicated to Meritor which generated a strategic opportunity for both parties culminating in the sale. The proceeds from the sale were used to reduce the Company’s indebtedness, thereby improving the overall strength of its balance sheet going forward.”

“We are targeting further margin improvement in the third quarter of this year to the extent that both business units benefit from the lower cost structures, new program shipments and in the case of Sypris Electronics, the commissioning of the Cyber Security Lab in Singapore,” Mr. Gill continued. “As we look to the future, we will continue to review alternatives for further improving our margins, business mix and return on assets.”

Sypris Technologies

Revenue for Sypris Technologies decreased 61.8% to $32.0 million in the second quarter compared to $83.7 million for the prior year period, primarily as a result of the cessation of the Dana business, which represented approximately 59% of our business in the prior year. Gross profit for the quarter was $0.6 million, compared to $11.4 million for the same period in 2014. On a sequential basis, revenue increased 14% from $28.1 million in the first quarter, while gross profit increased $4.7 million from a loss of $4.1 million earlier this year.

Sypris Electronics

Revenue for Sypris Electronics was $8.7 million in the second quarter of 2015 compared to $9.4 million in the prior year period, reflecting the decline in engineering services due to the completion of a program during 2015 partially offset by the ramp up and completion of a new electronic manufacturing service program. Gross profit for the quarter was flat at a loss of $0.6 million in comparison with the prior year period.

Outlook

Mr. Gill added, “We will continue to concentrate on daily execution within both of our businesses. Within Sypris Technologies, our legal dispute with Dana remains unresolved, and since the beginning of 2015, shipments to Dana have been minimal. New program launches and cost reductions are anticipated to have a positive impact on income and cash flow during the second half. Sypris Electronics will continue to face near-term revenue challenges until such time as new programs, products and cyber related services achieve sufficient traction to offset the ongoing defense spending uncertainty.”

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our failure to develop and implement plans to mitigate the impact of loss of revenues from Dana or to adequately diversify our revenue sources on a timely basis; our failure to secure debt financing necessary to refinance the Credit Facility and our other debt obligations; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity, including the potentially dilutive effects of any refinancing arrangements, and the potentially material costs of our compliance with covenants in, or the potential default under or acceleration of, our Credit Facility or the terms of our other debt agreements; the risks of any default under our Accommodation Agreement with Meritor, which could cause Meritor to exercise certain access rights that could have a material adverse effect on the Company’s ability to operate and its financial results; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers; reliance on major customers or suppliers; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; our ability to successfully develop, launch or sustain new products and programs; dependence on, retention or recruitment of key employees especially in challenging markets; inventory valuation risks including excessive or obsolescent valuations; potential impairments, non-recoverability or write-offs of assets or deferred costs; our inability to successfully complete definitive agreements for our targeted acquisitions due to negative due diligence findings or other factors; declining revenues and backlog in our Sypris Electronics business lines as we attempt to transition from legacy products and services into new market segments and technologies; the costs of compliance with our auditing, regulatory or contractual obligations; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; our reliance on third party vendors and sub-suppliers; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; cost and availability of raw materials such as steel, component parts, natural gas or utilities; regulatory actions or sanctions (including FCPA, OSHA and Federal Acquisition Regulations, among others); potential weaknesses in internal controls over financial reporting and enterprise risk management; disputes or litigation involving customer, supplier, employee, lessor, landlord, creditor, stockholder, product liability or environmental claims; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; breakdowns, relocations or major repairs of machinery and equipment; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; cyber security threats and disruptions; changes or delays in customer budgets, funding or programs; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP basis, Sypris Solutions, Inc. uses non-GAAP financial measures. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

RECONCILIATION OF EBITDA (in thousands)

	Three Months Ended
	July 5,	April 5,
	2015	2015
	(Unaudited)
Net loss	$(8,416)	$(13,033)
Income tax (benefit) expense	0	(15)
Interest expense, net	1,154	334
Depreciation and amortization	2,491	2,459
EBITDA	$(4,771)	$(10,255)
Net loss:
Industrial Group	$(1,770)	$(9,188)
Electronics Group	(3,111)	(1,590)
General, corporate and other	(3,535)	(2,255)
	$(8,416)	$(13,033)
Income tax expense (benefit):
Industrial Group	$(23)	$—
Electronics Group	—	—
General, corporate and other	23	(15)
	$—	$(15)
Interest expense, net:
Industrial Group	$(3)	$(1)
Electronics Group	—	—
General, corporate and other	1,157	335
	$1,154	$334
Depreciation and amortization:
Industrial Group	$1,752	$1,927
Electronics Group	704	497
General, corporate and other	35	35
	$2,491	$2,459
EBITDA:
Industrial Group	$(44)	$(7,262)
Electronics Group	(2,407)	(1,093)
General, corporate and other	(2,320)	(1,900)
	$(4,771)	$(10,255)

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	July 5,	June 29,
	2015	2014
	(Unaudited)
Revenue	$40,756	$93,113
Net (loss) income	$(8,416)	$370
(Loss) income per common share:
Basic	$(0.43)	$0.02
Diluted	$(0.43)	$0.02
Weighted average shares outstanding:
Basic	19,701	19,622
Diluted	19,701	19,682

	Six Months Ended
	July 5,	June 29,
	2015	2014
	(Unaudited)
Revenue	$77,765	$177,357
Net (loss) income	$(21,449)	$2,022
(Loss) income per common share:
Basic	$(1.09)	$0.10
Diluted	(1.09)	0.10
Weighted average shares outstanding:
Basic	19,675	19,525
Diluted	19,675	19,566

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net revenue:
Industrial Group	$32,010	$83,710	$60,080	$159,549
Electronics Group	8,746	9,403	17,685	17,808
Total net revenue	40,756	93,113	77,765	177,357
Cost of sales:
Industrial Group	31,429	72,327	63,603	137,012
Electronics Group	9,361	9,959	17,353	18,954
Total cost of sales	40,790	82,286	80,956	155,966
Gross (loss) profit:
Industrial Group	581	11,383	(3,523)	22,537
Electronics Group	(615)	(556)	332	(1,146)
Total gross (loss) profit	(34)	10,827	(3,191)	21,391
Selling, general and administrative	7,327	9,141	16,445	17,133
Research and development	195	10	528	161
Severance	281	-	566	-
Operating (loss) income	(7,837)	1,676	(20,730)	4,097
Interest expense, net	1,154	155	1,488	287
Other income, net	(575)	75	(754)	(453)
(Loss) income before taxes	(8,416)	1,446	(21,464)	4,263
Income tax (benefit) expense, net	-	1,076	(15)	2,241
Net (loss) income	$(8,416)	$370	$(21,449)	$2,022
(Loss) income per common share:
Basic	$(0.43)	$0.02	$(1.09)	$0.10
Diluted	$(0.43)	$0.02	$(1.09)	$0.10
Dividends declared per common share	$-	$0.02	$-	$0.04
Weighted average shares outstanding:
Basic	19,701	19,622	19,675	19,525
Diluted	19,701	19,682	19,675	19,566

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 5,	December 31,
	2015	2014
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$1,579	$7,003
Accounts receivable, net	13,197	47,666
Inventory, net	24,464	29,031
Other current assets	7,454	5,666
Assets held for sale	9,410	-
Total current assets	56,104	89,366
Property, plant and equipment, net	27,798	37,654
Other assets	4,006	2,661
Total assets	$87,908	$129,681
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,021	$39,027
Accrued liabilities	13,333	18,775
Note payable - Meritor	3,047	-
Note payable - related party	5,500	-
Current portion of long-term debt	16,749	17,000
Liabilities held for sale	1,833	-
Total current liabilities	55,483	74,802

Other liabilities	7,615	7,991
Total liabilities	63,098	82,793
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,826,236 shares issued and 20,791,544 outstanding in 2015 and 20,567,735 shares issued and 20,485,043 outstanding in 2014	208	206
Additional paid-in capital	151,736	151,314
Retained deficit	(101,045)	(79,596)
Accumulated other comprehensive loss	(26,088)	(25,035)
Treasury stock, 34,692 and 82,692 shares in 2015 and 2014, respectively	(1)	(1)
Total stockholders’ equity	24,810	46,888
Total liabilities and stockholders’ equity	$87,908	$129,681

Note: The balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended
	July 5,	June 29,
	2015	2014
	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(21,449)	$2,022
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Depreciation and amortization	4,950	5,396
Stock-based compensation expense	501	914
Deferred revenue recognized	(4,200)	(4,329)
Deferred loan costs recognized	630	39
Gain on the sale of assets	-	(4)
Provision for excess and obsolete inventory	1,125	445
Other noncash items	(1,587)	81
Contributions to pension plans	(281)	(441)
Changes in operating assets and liabilities:
Accounts receivable	25,317	(26,343)
Inventory	1,400	(1,032)
Prepaid expenses and other assets	(3,006)	755
Accounts payable	(14,026)	23,581
Accrued and other liabilities	(355)	3,593
Net cash (used in) provided by operating activities	(10,981)	4,677
Cash flows from investing activities:
Capital expenditures	(883)	(2,474)
Proceeds from sale of assets	-	8
Net cash used in investing activities	(883)	(2,466)
Cash flows from financing activities:
Net change in debt under Credit Facility	(251)	(1,000)
Proceeds from note payable - Meritor	3,047	-
Proceeds from related party note payable	5,500	-
Debt modification costs	(1,369)	-
Common stock repurchases	-	(236)
Indirect repurchase of shares for minimum statutory tax withholdings	(77)	(419)
Cash dividends paid	(410)	(814)
Proceeds from issuance of common stock	-	4
Net cash provided by (used in) financing activities	6,440	(2,465)
Net decrease in cash and cash equivalents	(5,424)	(254)
Cash and cash equivalents at beginning of period	7,003	18,674
Cash and cash equivalents at end of period	$1,579	$18,420

1 As of August 10, 2015 (for further information, please refer to the Company’s Form 10-Q filed with the SEC on August 18, 2015).

CONTACT:
Sypris Solutions, Inc.
Anthony C. Allen, 502-329-2000
Chief Financial Officer